UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2009

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to that certain Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 20, 2009 (the “Form 8-K”) by Mandalay Media, Inc. (the “Company”), hereby amends Item 4.01 of the Form 8-K to include Exhibit 16.1. No other information set forth in the Form 8-K is amended hereby.

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

As disclosed in the Form 8-K, effective February 15, 2009, the Company’s Board of Directors approved the engagement of Crowe Horwath LLP (“Crowe”) as the Company’s new independent certified registered public accounting firm due to the acquisition of certain assets of Grobstein Horwath & Company LLP (“GHC”),  the Company's former independent certified public accounting firm.  GHC resigned as the Company’s independent certified public accounting firm simultaneous with the engagement of Crowe.

The Company provided GHC with a copy of the Form 8-K prior to its filing with the Commission, and requested that GHC furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made in the Form 8-K, and if not, stating the aspects with which it does not agree.  A copy of such letter, dated February 20, 2009, is attached hereto as Exhibit 16.1.  By filing the letter as an exhibit, the Company is not necessarily indicating its agreement with the statements contained therein.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)  Exhibits

Number	Description
16.1	Letter from Grobstein Horwath & Company LLP, dated February 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MANDALAY MEDIA, INC.

Dated : February 23, 2009	By:	/s/ James Lefkowitz
James Lefkowitz
President